UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                      December 17, 1997
Date of Report (Date of earliest event reported)_______________________________

                          MAGNUM HUNTER RESOURCES, INC.

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             (Exact name of registrant as specified in its charter)


NEVADA                             1-12508                       87-0462881

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(State or other jurisdiction    (Commission                    (IRS Employer
of incorporation)                File Number)               Identification No.)



         600 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039

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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code            (972) 401-0752
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          (Former name or former address, if changed since last report)



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Item 2.  Acquisition of Assets

     On December 17, 1997, Magnum Hunter Resources, Inc. acquired a thirty percent (30%) membership interest in NGTS, LLC, a newly formed wholly owned subsidiary of Natural Gas Transmission Services, Inc. NGTS, LLC assumed all of NGTS' operations as of December 1, 1997.

     Magnum Hunter completed the $4.35 million acquisition from NGTS with a combination of cash ($2.35 million) and promissory notes ($2.0 million) that have equity "put" features once Magnum Hunter's common stock achieves a trading range of $7.50 per share. Magnum Hunter may, at its option and at any time, retire the promissory notes with stock or cash. Magnum Hunter funded the acquisition by drawing on its revolving line of credit with its lenders.

     Dallas based NGTS is a four year old natural gas marketing and trading company with operations concentrated in the western two-thirds of the country. In fiscal 1996, NGTS reported audited pre-tax income of $2.3 million on total revenues of $154.9 million. For the nine months ended September 30, 1997, NGTS reported unaudited pre-tax income of $2.2 million on revenues of $131.4 million. NGTS is presently marketing approximately 280 million cubic feet of natural gas per day. As of December 1, 1997, Magnum Hunter and its gas gathering subsidiary, Hunter Gas Gathering, Inc., has dedicated its natural gas production to NGTS, LLC for marketing.



Item 7.   Financial Statements and Exhibits.

          (a)      Financial Statements of Business Acquired

     It is impractible at this time to file the required financial statements of the acquired business. The Registrant, however, believes that such information will be filed within 45 days and hereby undertakes to file such information as soon as practicable, but in no event later than 60 days from January 1, 1998.

         (b)       Pro Forma Financial Information

     It is impractible at this time to file the required pro forma financial information relative to the acquired business. The Registrant, however, believes that such information will be filed within 45 days and hereby undertakes to file such information as soon as practicible, but in no event later than 60 days from January 1, 1998.

        (c)        Exhibits

       2.1 Purchase and Sale Agreement between the Registrant and NGTS dated December 17, 1997.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  MAGNUM HUNTER RESOURCES, INC.


                                                    /s/ Chris Tong
                                                BY:____________________________
                                                    Chris Tong
                                                    Sr. Vice President and
                                                    Chief Financial Officer


Dated:   December 29, 1997